As filed with the Securities and Exchange Commission on August 21, 2026

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZEROSTACK CORP.

(Exact Name of Registrant as Specified in Its Charter)

State of Texas	98-1956033
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2626 Cole Ave, Suite 300

Dallas, TX 75204

Tel: (956)-923-4188

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

C T Corporation System
1999 Bryan Street, Suite 900
Dallas, TX 75201-3136

Tel: (214) 979-1172

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of communications to:

Richard Raymer

Nicholas Arruda

Dorsey & Whitney LLP

Toronto-Dominion Centre

66 Wellington St. W, Suite 3400

Toronto, ON M5K 1E6, Canada

(416) 367-7388

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 21, 2026

PROSPECTUS

54,609,992 Shares of Common Stock

ZEROSTACK CORP.

This prospectus relates to 54,609,992 shares of common stock, $0.0001 par value per share, ("Shares") of ZeroStack Corp. (the "Company"), a Texas corporation, that may be sold from time to time by the Selling Securityholders (as defined below). The Shares were issued, or are issuable, to the Selling Securityholders set forth in this prospectus (see section titled "Private Placement of Securities and Option Awards").

We will not receive any proceeds from the sale of the Shares under this prospectus. To the extent any stock options are exercised for cash, if at all, we will receive the exercise price of such options; however, we cannot predict when or if any stock options will be exercised and it is possible that the options may expire and never be exercised, in which case we would not receive any cash proceeds.

Information regarding the Selling Securityholders, the amounts of Shares that may be sold by them and the times and manner in which the Selling Securityholders may offer and sell the Shares under this prospectus is provided under the sections titled "Selling Securityholder" and "Plan of Distribution," respectively, in this prospectus. We have not been informed by the Selling Securityholders that they intend to sell their securities covered by this prospectus and do not know when or in what amounts the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.

The Selling Securityholders and their respective intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

Our Shares are traded on the Nasdaq Capital Market ("Nasdaq") under the symbol "ZSTK." On August 19, 2026, the last reported per share sale price of our Shares on Nasdaq was $4.96.

Investing in our securities involves risks. See "Risk Factors" beginning on page 12 for information you should consider before investing in our securities. See also "Risk Factors" in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2026

_______________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the "SEC"). You should read this prospectus, including the documents incorporated by reference herein, and the related registration statement carefully. This prospectus and registration statement contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement is accurate only as of the date on the front of the respective document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

References in this prospectus to the "Registrant," the "Company," "ZeroStack," "we," "us" and "our" refer to ZeroStack Corp., a company incorporated in the State of Texas, and its consolidated subsidiaries, unless the context requires otherwise.

Market, Industry and Other Data

This prospectus and the documents incorporated by reference into this prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled "Risk Factors" of this prospectus and the documents incorporated by reference. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the section titled "Cautionary Statement Regarding Forward-Looking Statements".

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Shares and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy Shares.

Overview

ZeroStack's strategy is built around acquiring digital assets that create compounding value through technical integration and operational leverage. The strategic ownership of $0G, the native token of the 0G Chain, a layer-1 blockchain designed to enable users to deploy and operate decentralized artificial intelligence ("AI") applications and data ("Tokens" or "0G Tokens", each a "0G Token" or "0G") established the Company's presence in decentralized AI infrastructure. MemeCore (M) tokens ("MemeCore Tokens" or "MemeCore") adds the consumer-facing application layer that directly consumes 0G's compute, storage, and AI execution capabilities.

We also operate as a global pharmaceutical distributor through our wholly owned subsidiary Phatebo. Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical products to treat a variety of health indications, including drugs related to cancer therapies, attention-deficit/hyperactivity disorder ("ADHD"), multiple sclerosis and anti-depressants, among others. Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. On September 20, 2025, we entered into an agreement for the disposition of certain components of our existing hemp and cannabis business.

Business Strategy

Our business strategy is built on two core pillars: Digital Assets and Artificial Intelligence (“AI”) and Commercial & Wholesale.

Digital Assets and AI

Our Digital Assets and AI strategy is built on two layers: the AI Infrastructure Layer and the Consumer Community Blockchain Layer.

AI Infrastructure Layer

In early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

Overview of AI Infrastructure Layer

The AI Infrastructure segment executes and manages the Company's treasury policy with the purpose of purchasing, holding and compounding our digital asset holdings through revenue-accretive staking activities.

The objective for our strategy in the near-term is to accumulate 0G for the purpose of increasing our treasury holdings and increasing shareholder value. We intend to hold 0G for the long-term and expect to continue to accumulate 0G.

Our AI Infrastructure Layer Strategy

We have adopted a AI Infrastructure strategy under which the principal holding in our treasury reserve on the balance sheet will be allocated to cryptocurrency, and specifically a long-term strategy of holding 0G and/or other blockchain-linked cryptocurrencies. Additionally, we intend to monitor ongoing developments in the regulatory environment around cryptocurrencies, including pending federal legislation, and may modify or expand our treasury strategy to the extent we determine compliant with federal rules and regulations and not giving rise to a requirement that the Company register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Although we believe that 0G and the blockchain-linked cryptocurrencies in which we have invested or may invest are based on proven blockchain technology and supported by established infrastructure pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described under the heading "Risk Factors" of this prospectus and "Item 1A. Risk Factors" in our 2025 Annual Report, which is incorporated by reference in this prospectus,  and any updates to those risk factors in subsequent SEC filings.

Consumer Community Blockchain Layer

Overview of Consumer Community Blockchain Layer

In connection with the August 2026 Private Placement (as defined below), on August 19, 2026, we acquired 925,925,926 MemeCore Tokens. MemeCore is an EVM-compatible Layer-1 blockchain built for the Meme 2.0 economy, in which meme-driven assets evolve from speculative instruments into long-term community and cultural stores of value. MemeCore introduced PoM (as defined below), a consensus mechanism that rewards authentic community participation rather than computational work alone. The MemeCore Token functions as the ecosystem's governance instrument and participation reward medium, which has the following core capabilities:

  PoM consensus rewarding cultural contribution over compute.
  Meme-native token infrastructure for creation, distribution, governance, and monetization of cultural assets.
  Community governance tied to verifiable engagement metrics.
  EVM-compatible execution enabling standard solidity development.
  Participation rewards distributed based on authentic contribution.

Our Consumer Community Blockchain Layer Strategy

We will not hold MemeCore Tokens as a passive financial position. This active use is a core premise of our acquisition of MemeCore Tokens, and, consistent with the Company's covenant in the August 2026 Private Placement transaction documents that the MemeCore Tokens will not be made available for staking by the Company or any other Person.The Company's MemeCore Token holdings will be actively deployed, exclusive of staking, through the following programs:

  Governance participation. Submit and vote on MemeCore governance proposals aligned with the 0G + MemeCore Token integration roadmap.
  Ecosystem development. Financial and strategic support for developers building AI-enhanced applications on MemeCore using 0G infrastructure.
  Technical integration. Pursue direct protocol integration agreements, cross-chain infrastructure arrangements, and technology partnerships implementing the synergies between 0G and MemeCore.
  Network development. Facilitate introductions between the MemeCore ecosystem and 0G network participants, accelerating cross-ecosystem data network effects.
  Record keeping. Maintain contemporaneous activity logs and provide quarterly Board reports on operational engagement.

Custody

Our cryptocurrency will be held offline in cold storage with one or more third-party qualified custodians. Digital assets like cryptocurrency depend on private keys to retrieve and transfer funds.

We plan to hold our cryptocurrency in custody accounts at either a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security or offshore third-party managed custody accounts, which the Company will control. As we further execute on our strategy, we may expand our holdings to multiple similar custodians. However, as of the date hereof, we have entered into custodian agreements with BitGo, Inc. In the event that we are not able to maintain such a custodial arrangement, the development and implementation of our treasury strategy would be interrupted, which could cause a material adverse effect on our business, prospects, and market price of our Shares.

Competition

Our Digital Assets and AI segment operates in a highly competitive and ever-changing cryptoeconomy and faces significant competition, ranging from larger digital asset treasury companies, digital asset trading platforms, and validator peers. The cryptoeconomy is continuously expanding, and we expect to face competition from new entrants in the future as the adoption of digital assets continues to grow.

Focus on AI

ZeroStack believes that the rise of AI represents the next industrial revolution in the business world. AI has begun transforming many sectors of the global economy. We see parallels with similar industrial revolutions in history including:

  steam power mechanized production
  electricity enabled mass production
  automation and computerization

As part of our AI-focused asset management strategy, we intend to focus on the following business opportunities:

  opportunities leveraging 0G's decentralized operating system proof-of-stake digital assets focused on AI
  compute power technology companies
  fee-earning opportunities on capital deployed
  private companies operating in the AI ecosystem
  staking validators and complementary businesses within the 0G ecosystem leveraging the stack integration of 0G's AI infrastructure and MemeCore's consumer community blockchain to uniquely position ZeroStack in the market

Our focus on AI is and will be subject to significant and evolving risks. For an overview of such risks, see risks described in this prospectus under the heading "Risk Factors" and  "Item 1A. Risk Factors - Risks Related to Artificial Intelligence and Investing in Cryptocurrency" of our 2025 Annual Report and any updates to those risk factors contained in our Quarterly Reports on Form 10-Q.

Commercial & Wholesale

The Company's Commercial and Wholesale pillar encompasses the distribution of pharmaceutical products to international markets. This pillar is anchored by ZeroStack's wholly owned subsidiary, Phatebo, a multi-national operator in pharmaceutical distribution, with principal operations in Germany.

Phatebo

Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods to treat a variety of health indications, including drugs related to cancer therapies, attention-deficit/hyperactivity disorder ("ADHD"), multiple sclerosis and anti-depressants, among others.

Human Capital Resources

As of August 19, 2026, we had a total of 22 employees, all of which were full-time. A total of 6 of our employees and consultants were based in North America and 15 of our employees and consultants were based internationally in Germany.

To our knowledge, none of our employees are represented by a labor organization or are a party to any collective bargaining arrangement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Additional Information

Our website is at www.zerostack.ai. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, are available at www.sec.gov/edgar. Our website address is included in this prospectus only as an inactive textual reference. Information contained on, or available through, our website is not incorporated by reference in, or made a part of, this prospectus.

Corporate Information

ZeroStack Corp. (formerly Flora Growth Corp.) was incorporated as Flora Growth Corp. on March 13, 2019, under the laws of the Province of Ontario. On January 29, 2026, the Company changed its corporate name from "Flora Growth Corp." to "ZeroStack Corp." and changed its Nasdaq ticker from "FLGC" to "ZSTK". On August 18, 2026, we changed our jurisdiction of incorporation from the province of Ontario, Canada, to the State of Texas. We are a decentralized AI treasury and AI-focused asset management company that is investing in the future of AI. Our first AI-oriented project is through strategic ownership in 0G Tokens. The Company is a global pharmaceutical distributor through its wholly owned subsidiary Phatebo.

Recent Developments

March 2026 Private Placement

On March 31, 2026, Texas Blocker, a Texas corporation that was formed by Daniel Reis-Faria and Dany Vaiman ("Texas Blocker"), the Chief Executive Officer and Chief Financial Officer, respectively, of ZeroStack, for the purpose of facilitating the Exchange (as defined below), entered into securities contribution agreements (the "Securities Contribution Agreements") with certain investors (the "Investors"), pursuant to which the Investors contributed an aggregate of 142,232,948 0G Tokens in exchange for an aggregate of 9,104,614 shares of common stock, $0.001 par value, of Texas Blocker (the "Blocker Shares") issued on a private placement basis (the "Contribution"). The fair market value of each Token was deemed to be US$0.7549 and the fair market value of each Blocker Share was deemed to be US$11.7931 in accordance with the valuation mutually agreed upon by Texas Blocker and the Investors. Closing of the Contribution occurred on March 31, 2026.

On March 31, 2026, concurrent with the execution of the Securities Contribution Agreements and Stockholders' Agreement, ZeroStack entered into the Share Exchange Agreement with Texas Blocker and the Investors. Under the terms of the Share Exchange Agreement, ZeroStack issued an aggregate of 9,104,614 Shares of ZeroStack (the "ZeroStack Shares") in exchange for an aggregate of 9,104,614 Blocker Shares, being all the issued and outstanding shares of Texas Blocker (the "Exchange", and together with the Contribution, the "Financing"). Closing of the Exchange occurred on July 20, 2026 following approval by the Company's shareholders to issue the ZeroStack Shares.

On March 31, 2026, ZeroStack entered into a note settlement agreement (the "Note Settlement Agreement") with Zero Gravity Labs Inc. ("Zero Gravity") pursuant to which the Token-denominated convertible note (the "Zero Gravity Note") issued to Zero Gravity pursuant to the securities purchase agreement dated September 22, 2025, as amended on October 9, 2025 and October 22, 2025, by and between ZeroStack and Zero Gravity was settled.

Continuance to Texas

On August 18, 2026, the Company changed its jurisdiction of incorporation from the province of Ontario, Canada, to the State of Texas (the "Continuance"). The Company discontinued its existence as a corporation under Section 181 of the Business Corporations Act (Ontario) and, pursuant to a "conversion" under Section 10.102 of the Texas Business Organizations Code, as amended ("TBOC"), continued its existence under the TBOC as a corporation incorporated in the State of Texas. In connection with the Continuance, the outstanding Shares of the Company were converted, on a one-for-one basis, into shares of Common Stock of the Company, respectively, as a corporation incorporated in the State of Texas. Following the completion of the Continuance, the rights of holders of the Company's shares of Common Stock became governed by the Company's Texas certificate of formation, its Texas bylaws and the TBOC.

August 2026 Private Placement

On August 19, 2026, ZeroStack entered into Securities Purchase Agreements (each, a "Securities Purchase Agreement") with certain investors (collectively, the "August 2026 Investors"). Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to the August 2026 Investors (the "August 2026 Private Placement") an aggregate of 3,500,000 Shares and pre-funded warrants to purchase up to 36,198,294 additional Shares (the "Pre-Funded Warrants"), in exchange for 925,925,926 MemeCore Tokens.

The Pre-Funded Warrants are not exercisable until shareholder approval is obtained for the issuance of the Shares underlying the Pre-funded Warrants under applicable Nasdaq rules.

Rudy Rong Appointed as President

In connection with the August 2026 Private Placement, on August 19, 2026, the Board appointed Rudy Rong as President of the Company, effective as of August 19, 2026.

Information Regarding our Capitalization

As of August 19, 2026, we had 21,624,341  shares of common stock issued and outstanding. Additional information regarding the terms, rights and provisions applicable to our Shares are described in our Form 8-K12B, as filed with the SEC on August 18, 2026. See the section of this prospectus entitled "Incorporation of Certain Documents by Reference."

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase our Shares.

Implications of Being an Emerging Growth Company

We are an "emerging growth company" as defined in the U.S. federal securities laws. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Shares pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Shares pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

  being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;
  not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
  not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;
  reduced disclosure obligations regarding executive compensation; and
  not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

Implications of Being a Smaller Reporting Company

We are also a "smaller reporting company" as defined in Item 10(f)(1) of Regulation S-K, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Risk Factors

Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under "Risk Factors" beginning on page 12 of this prospectus, as well as the other information included elsewhere in this prospectus, and the risk factors described under  Part I, Item 1A, "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 27, 2026 and any updates to those risk factors contained in our Quarterly Reports on Form 10-Q, as well as described from time to time in our other filings with the SEC that are incorporated by reference in this prospectus. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

THE OFFERING

Issuer	ZeroStack Corp.

Shares Offered by the Selling Securityholders	Up to 54,609,992 shares of Common Stock.

Symbol and Listing	Our shares of Common Stock are traded on Nasdaq under the symbol "ZSTK"

Terms of this Offering	The Selling Securityholders may sell the Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See "Plan of Distribution."

Use of Proceeds	We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. To the extent stock options held by certain of the Selling Securityholders are exercised for cash, if at all, we will receive the exercise price of such stock options; however, we cannot predict when or if any stock options will be exercised and it is possible that the options may expire and never be exercised, in which case we would not receive any cash proceeds. All proceeds from the sale of the Shares covered by this prospectus will go to the Selling Securityholders.

Registration	We have filed a Form S-3 Registration Statement, of which this prospectus forms a part, to satisfy certain registration rights we granted to certain of the Selling Securityholders and to remove securities law and control restrictions on Shares underlying options previously granted to our CEO, CFO and Executive Chairman.

Risk Factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the information in the section titled "Risk Factors", and all other information contained in this prospectus, including the documents incorporated by reference herein, before deciding to invest in our securities.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from Part I, Item 1A, "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 27, 2026 (the "2025 Annual Report"), the risk factors described below, as well as  any updates to those risk factors contained in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated herein by reference. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment. For more information, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

RISKS RELATED TO ARTIFICIAL INTELLIGENCE AND INVESTING IN CRYPTOCURRENCY

0G and MemeCore are highly volatile assets, and fluctuations in the price of 0G and/or MemeCore may influence our financial results and the market price of our listed securities.

Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of 0G and/or MemeCore decreased substantially, including as a result of:

• decreased user and investor confidence in 0G and/or MemeCore;

• investment and trading activities such as (i) activities of highly active retail and institutional users, speculators and investors or (ii) actual or expected significant dispositions of 0G and/or MemeCore by large holders, including the expected liquidation of digital assets seized by governments or associated with entities that have filed for bankruptcy protection, or associated with tokens vested by the Zero Gravity team;

• a decrease in the price of other digital assets, to the extent the decrease in the price of such other digital assets may cause a decrease in the price of 0G and/or MemeCore or adversely affect investor confidence in digital assets generally;

• changes in consumer preferences and the perceived value or prospects of 0G and/or MemeCore or the utility of Zero Gravity;

• negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, 0G, Zero Gravity, MemeCore and/or the broader digital assets industry;

• competition from other decentralized exchanges or digital assets that exhibit comparable or better speed, security, scalability or energy efficiency, or that feature other more favored characteristics that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

• developments relating to the Zero Gravity blockchain ("0G Blockchain") and/or MemeCore independent Layer 1 blockchain ("MemeCore Blockchain"), including (i) changes to the 0G Blockchain and/or MemeCore Blockchain that impact its security, speed, scalability, usability or value, such as changes to the cryptographic security protocol underpinning the 0G Blockchain and/or MemeCore Blockchain, changes to the maximum number of 0G Tokens and/or MemeCore Tokens outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes; (ii) failures to make upgrades to the 0G Blockchain and/or MemCore Blockchain and the 0G and/or MemeCore interface to adapt to security, technological, legal or other challenges; and (iii) changes to the 0G Blockchain and/or MemeCore Blockchain that introduce software bugs, security risks or other elements that adversely affect 0G and/or MemeCore;

• disruptions, failures, unavailability, or interruptions in services of venues for acquiring 0G and/or MemeCore;

• the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants;

• regulatory, legislative, enforcement and judicial actions that adversely affect access to, functionality of or performance of Zero Gravity and/or MemeCore or associated products such as cryptocurrency perpetual futures, the price, ownership, transferability, trading volumes, legality or public perception of, 0G, Zero Gravity, MemeCore and/or other similar blockchains, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from (i) accessing 0G, MemeCore, Zero Gravity and/or associated products or (ii) operating in a manner that allows them to continue to deliver services to the digital assets industry;

• transaction congestion and fees associated with processing transactions on the Zero Gravity network and/or MemeCore Blockchain;

• macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions and fiat currency devaluations; and

• changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, and the adverse impacts attributable to global conflicts, including those between Russia and Ukraine and in the Middle East.

Moreover, the price of our listed securities has been and is likely to continue to be volatile, and with our digital assets and AI strategy, we expect to see additional volatility in our stock price. In addition, if investors view the value of our listed securities as dependent upon or linked to the value or change in the value of our 0G and/or MemeCore holdings, the price of 0G and/or MemeCore may significantly influence the market price of our listed securities. The price of 0G and MemeCore has been, and is likely to continue to be, volatile.

We plan to use a portion of our capital that is not required to provide working capital for our ongoing operations to acquire 0G and/or MemeCore, which may adversely affect our financial results and the market price of our securities.

We plan to use a portion of our capital that is not required to provide working capital for our ongoing operations to acquire 0G and/or MemeCore. For example, we plan to further our digital asset and AI strategy linked to 0G and MemeCore, and to explore and expand the use of the native AI functionality of the 0G, as complemented by MemeCore, to enhance the business of the Company. The price of 0G and MemeCore is highly volatile. Moreover, digital assets are relatively novel, and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of our 0G and/or MemeCore holdings. Further, the acquisition of large amounts of 0G and/or MemeCore may become difficult or more costly, which would make it more difficult for us to implement our strategy. In addition, the application of generally accepted accounting principles in the United States with respect to digital assets remains uncertain in some respects, and any future changes in the manner in which we account for our 0G and MemeCore holdings could have a material adverse effect on our financial results and the market price of our securities. In addition, if investors view the value of our securities as dependent upon or linked to the value or change in the value of our 0G and/or MemeCore holdings, the price of such digital assets may significantly influence the market price of our securities.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our 0G and/or MemeCore holdings.

Since we recently initiated our digital assets and AI strategy, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of 0G and/or MemeCore. The prices of digital assets have historically been subject to dramatic price fluctuations and is highly volatile. In December 2023, the Financial Accounting Standards Board issued Accounting Standards Update 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets ("ASU 2023-08"), which we have adopted. ASU 2023-08 requires us to measure our 0G and MemeCore holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our 0G and MemeCore in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our 0G and MemeCore holdings. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

The concentration of our 0G and/or MemeCore holdings could enhance the risks inherent in our digital asset and AI strategy.

The concentration of our 0G and MemeCore holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of digital assets, and the absence of diversification enhances the risks inherent in our digital asset and AI strategy. Any future significant declines in the price of 0G and/or MemeCore would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

Absent federal legislation or regulations, there is a possibility that 0G and/or MemeCore may be classified as a "security." Classification of 0G and/or MemeCore as a "security" would subject us to additional regulation and could materially impact the operation of our business.

Neither the SEC nor any other U.S. federal or state regulator has formally stated whether they agree that the 0G and/or MemeCore and any other digital assets we might hold are a "security." Therefore, while (for the reasons discussed below) we believe that neither 0G or MemeCore are a "security" within the meaning of the U.S. federal securities laws, and registration of the Company under the Investment Company Act, is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that 0G and/or MemeCore are a "security" which would require us to register as an investment company under the Investment Company Act.

We have also adapted our process for analyzing the U.S. federal securities law status of 0G and MemeCore and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analytical process, we take into account a number of factors, including the various definitions of "security" under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court's decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws, including the SEC's March 17, 2026 interpretation clarifying how federal securities laws apply to certain crypto assets and transactions involving crypto assets (the "SEC March Interpretation"). Our position that neither 0G or MemeCore are a "security" is premised, among other reasons, the SEC's March Interpretation and on our conclusion that neither 0G or MemeCore meet the elements of the Howey test. Among the reasons for our conclusion that neither 0G or MemeCore is a security, is that holders of 0G and MemeCore do not have a reasonable expectation of profits from our efforts in respect of their holding. Also, ownership of 0G and MemeCore does not convey the right to receive any interest, rewards, or other returns.

Notwithstanding the foregoing, the SEC March Interpretation is an interpretive statement of the SEC and does not have the force and effect of law, does not create binding legal rights or obligations, and is not binding on courts or other regulatory authorities. The SEC March Interpretation also makes clear that the analysis of whether a digital asset or a transaction involving a digital asset constitutes a security remains dependent on the specific facts and circumstances, including the manner in which the asset is offered, sold, or promoted. Accordingly, a digital asset that is not itself a security may nonetheless be offered or sold pursuant to an investment contract, and such transactions would be subject to the federal securities laws.

We acknowledge, however, that a federal court or another relevant entity could take a different view or the SEC could change its current view. The regulatory treatment of 0G and MemeCore is such that it has drawn significant attention from legislative and regulatory bodies. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that either 0G or MemeCore is a "security." As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if 0G and/or MemeCore are determined by a regulatory body or a court to be a security or to be bought and sold in securities transactions. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

Due to the complexity and uncertainty of applying the federal securities and similar laws to digital assets, as well as the fact that different companies doing business in the digital asset industry take varying approaches to analyzing the security status of digital assets, other companies may from time to time reach different conclusions from us on the security status of a particular digital asset. Although we anticipate that these differences will narrow over time, if competitors conclude that they can hold digital assets in ways that we do not permit, then they may have business and revenue opportunities that are not available to us.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an "investment company" if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis.

Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an "investment company" for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees' securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an "investment company" as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

Recently, we have begun focusing on pursuing opportunities to expand our portfolio into digital assets. With respect to Section 3(a)(1)(A), our digital asset holdings amount to more than 40% of our total assets. Since we believe none of the Cryptocurrencies (as defined below) are an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company's total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of the Company's net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees' securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

The Cryptocurrencies and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC ("BlockFi"), in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company's business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer's total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act - including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons - likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

The Cryptocurrencies are created and transmitted through the operations of the peer-to-peer networks, decentralized networks of computers running software following the respective protocols. If the networks of any of the Cryptocurrencies is disrupted or encounters any unanticipated difficulties, the value of the Cryptocurrencies could be negatively impacted.

If the network of any of the Cryptocurrencies is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the such network may be disrupted, which in turn may prevent us from depositing or withdrawing the Cryptocurrencies from our accounts with our custodian or otherwise effecting transactions of the Cryptocurrencies. Such disruptions could include, for example: the price volatility of the Cryptocurrencies; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of trading platforms of the Cryptocurrencies due to fraud, failures, security breaches, or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the networks of the Cryptocurrencies.

In addition, although we do not currently intend to mine any of the Cryptocurrencies, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

We face risks relating to the custody of the Cryptocurrencies, including the loss or destruction of private keys required to access our Cryptocurrencies and cyberattacks or other data loss relating to our Cryptocurrencies, including smart contract related losses and vulnerabilities.

We hold our Cryptocurrencies with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our Cryptocurrencies among our custodians, and our holdings of the Cryptocurrencies may be concentrated with a single custodian from time to time. In light of the significant amount of the Cryptocurrencies we anticipate that we will hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our Cryptocurrencies as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our Cryptocurrencies, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Cryptocurrencies, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.  While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

As of December 31, 2025, the insurance that covers losses of our holdings of the Cryptocurrencies may cover none or only a small fraction of the value of the entirety of our holdings of the Cryptocurrencies, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Cryptocurrencies. Moreover, our use of custodians exposes us to the risk that the Cryptocurrencies our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Cryptocurrencies. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Cryptocurrencies.  The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

Each of the respective Cryptocurrencies is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the respective Cryptocurrency is held. While the certain blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the certain Cryptocurrencies held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Cryptocurrencies held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Cryptocurrencies and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of "smart contracts" or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an "admin key" or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our Cryptocurrencies. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of the Cryptocurrencies or other digital assets.  Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

Our digital asset and AI strategy subjects us to enhanced regulatory oversight.

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. We intend to implement and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering ("AML") and sanctions laws and regulations and to only acquire 0G and MemeCore through entities subject to anti-money laundering regulation and related compliance rules in the United States. Our 0G and MemeCore transactions have been, and will continue to be, executed by working together with reputable digital asset trading service providers that have what we believe to be comprehensive and robust AML policies and procedures. In addition, we plan to adopt policies and procedures to help ensure AML compliance with respect to any potential 0G and MemeCore transactions handled by us directly, including conducting comprehensive, enterprise-wide AML risk assessments, taking steps to identify investors and beneficial owners, performing ongoing sanctions screening, monitoring transactions for suspicious activities, providing training to employees and directors, and managing third-party service provider risks through due diligence and contractual requirements. Notwithstanding these planned efforts, if we are found to have purchased any of our 0G and/or MemeCore from bad actors that have used 0G and/or MemeCore to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in 0G and/or MemeCore by us may be restricted or prohibited.

Increased enforcement activity and changes in the regulatory environment, including evolving or changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting 0G and/or MemeCore, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in 0G and/or MemeCore.

In addition, private actors that are wary of 0G and/or MemeCore or the regulatory concerns associated with 0G and/or MemeCore have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities. For example, it is possible that a financial institution could restrict customers from buying our securities if it were to determine that the value of our securities is closely tied to the performance of 0G and/or MemeCore, signaling a reluctance to facilitate exposure to virtual currencies.

Competition from the emergence or growth of other digital assets, likely accelerated by advancements in AI and blockchain technology, could have a negative impact on the price of 0G and/or MemeCore and adversely affect the value of our 0G and/or MemeCore holdings.

The digital asset market is highly competitive and rapidly evolving, with numerous alternative cryptocurrencies, blockchains, and decentralized finance (DeFi) platforms vying for market share in areas such as perpetual futures trading, staking, and on-chain liquidity provision, which are core to the Zero Gravity ecosystem and its 0G token as well as MemeCore. Existing or emerging competitors could attract users and developers away from the Zero Gravity ecosystem by providing superior technology, lower fees, faster transaction speeds or broader ecosystem integrations, potentially eroding Zero Gravity's market position and leading to reduced trading volumes, staking participation, and overall demand. Many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Zero Gravity network. 0G and MemeCore are relatively new digital assets and supported by fewer trading platforms than more established digital assets, such as Bitcoin and Ether, which could impact its liquidity. In addition, the Zero Gravity network is in direct competition with other smart contract platforms, such as the Ethereum, Solana, Polkadot, Avalanche and Cardano networks. Competition from the emergence or growth of alternative digital assets or other smart contract platforms could have a negative impact on the demand for, and price of, 0G and/or MemeCore, and thereby adversely affect the value of our 0G and/or MemeCore holdings. Advancements in AI and blockchain technology are likely to accelerate the development of such alternative digital assets or other smart contract platforms. If 0G and/or MemeCore is unable to evolve to address such increased competition or if market participants believe that 0G's and/or MemeCore's core technology is outdated or less attractive compared with other alternative digital assets or other smart contract platforms, 0G and/or MemeCore may be considered technologically obsolete by the next generation digital assets or smart contract platforms. The decline in the 0G and/or MemeCore network would materially impact the market value of 0G and/or MemeCore and adversely affect the value of our 0G and/or MemeCore holdings and our stock price.

Investors may also invest in 0G and/or MemeCore through means other than our securities, including through direct investments in 0G and/or MemeCore and other financial vehicles, including securities backed by or linked to 0G and/or MemeCore and digital asset treasury companies similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to gain exposure to 0G and/or MemeCore through other vehicles, rather than our securities.

Our 0G and MemeCore holdings will be less liquid than our cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the cryptocurrency market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our 0G and/or MemeCore at favorable prices or at all. As a result, our 0G and/or MemeCore holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Further, the 0G and MemeCore we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered 0G and/or MemeCore or otherwise generate funds using our 0G and/or MemeCore holdings, including in particular during times of market instability or when the price of 0G and/or MemeCore has declined significantly. If we are unable to sell our 0G and/or MemeCore, enter into additional capital raising transactions, including capital raising transactions using 0G and/or MemeCore as collateral, or otherwise generate funds using our 0G and/or MemeCore holdings, or if we are forced to sell our 0G and/or MemeCore at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Many countries and regulatory authorities are studying the impact of AI and may implement regulations on AI that may be difficult or impossible for the 0G Blockchain to implement and comply with.

The 0G Blockchain is designed to enable and support AI modules utilizing decentralized AI infrastructure.  If there is regulation adopted in the U.S. or globally to regulate AI and machine learning modules, the 0G Blockchain, as a decentralized blockchain and protocol, may be unable to comply with such regulations which may adversely affect the 0G Blockchain and the 0G Token or could require the 0G Blockchain to terminate or suspect certain features, services and tools.  Further, as a decentralized network, it is possible that the 0G Blockchain continues to operate without complying with applicable regulations, which could materially affect our business and our financial condition could be negatively impacted.

AI, including generative AI, advancements are progressing at an unprecedented pace, which brings risks that could subject us to loss through various technical, legal, and opportunistic-related risks.

We continue to advance in the development and integration of AI systems across our operations. AI systems may fail to perform as expected under certain conditions or become vulnerable to adversarial attacks that manipulate the AI's output. As AI becomes more integrated into our operations, the risks of system failure or malfunction increase, potentially disrupting our business processes. Additionally, use of AI may further expose computer systems to the risk of cyberattacks and may create the need for rapid modifications to our cybersecurity program.

AI systems rely heavily on vast amounts of data, which could include sensitive personal or proprietary information. If not managed and protected properly, AI systems could become targets for data breaches, exposing critical information to unauthorized access. Additionally, our service providers are also increasingly using and offering platforms powered by AI. While we advise our employees and contractors to refrain from providing confidential or sensitive information to any AI models or AI-powered platforms, we cannot predict how an AI model will process our data or if it will inadvertently provide our data to a third-party in its outputs. Any input of our confidential or sensitive data into an AI model for development or use purposes could result in inadvertent disclosure of this data at any time to an unknown third-party, which could subject us to litigation or regulatory actions or cause us to breach our contractual obligations. Additionally, datasets can inadvertently introduce bias if the data is not sufficiently diverse or representative leading to AI-driven decisions that may be unfair or discriminatory, potentially harming both individuals and our reputation.

Our long-term success depends on our ability to develop products and services to address the rapidly evolving market for digital assets, and, if we are not able to implement successful enhancements and new features for our products and services, our business could be materially and adversely affected

Rapid and significant technological changes continue to confront the industries in which we operate, including developments in blockchain and AI, including machine learning.

These new and evolving services and technologies may be superior to, impair, or render obsolete the products and services we currently offer or the technologies we currently use to provide them. Our ability to develop new products and services may be inhibited by industry-wide standards and existing and future laws and regulations. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and we may not be successful in realizing a return on our efforts in a timely manner or at all.

Our success will depend on our ability to develop new technologies, to adapt to technology changes and evolving industry standards, to incorporate new technologies into our products and services, and to provide products and services that are tailored to specific needs and requirements of our customers. For example, generative AI has become more publicly available and enterprise adoption of generative AI has grown. If we are unable to provide enhancements and new features for our products and services or to develop new products and services that achieve market acceptance or that keep pace with rapid technological developments and evolving industry standards, our business would be materially and adversely affected.

We use AI in our services which may result in operational challenges, legal liability, reputational concerns and privacy and competitive risks.

We currently use and intend to leverage AI processes and algorithms in our digital assets and AI business strategy. Our use of AI may result in operational challenges, legal liability, reputational concerns, and privacy and competitive risks, which could result in adverse effects on our financial condition, results of operations, or reputation. The use of generative AI processes at scale is relatively new and may lead to challenges, concerns and risks that are significant or that we may not be able to predict, especially if our use of these technologies in the development or delivery of our services becomes more important to our operations over time.

Our AI technology relies in part on the use of third-party data, and if we lose the ability to use such data, or if such data contains gaps or inaccuracies, our business could be adversely affected.

Some of our products will rely on a variety of data sources, including market data collected from exchanges and other sources. If we are unable to access and use market data collected from these sources, or our access to such data is limited, the ability of our AI to properly analyze market data could be limited. Any of the foregoing could negatively impact the accuracy and effectiveness of our AI technology and the quality of our platform's analysis and our analysts' reports could be negatively impacted. In addition, if third-party data used to improve our AI technology or train the AI model is inaccurate, or access to such third-party data is limited or becomes unavailable to us, the efficacy of our AI technology and our ability to continue to improve our AI technology would be adversely affected.

We may not realize the anticipated compounding value of common ownership of 0G and MemeCore.

We may fail to realize the anticipated compounding value or other benefits expected from our common ownership of 0G and MemeCore, which could adversely affect our business, financial condition and operating results. We believe 0G and MemeCore are complimentary because there is no overlap in protocol, token utility, user base, or market segment and MemeCore directly consumes 0G's compute, storage, and AI execution capabilities. However, the anticipated benefits from the compounding value and actual operating, technological, strategic and revenue opportunities may not be realized fully or at all, or may take longer to realize than expected. If we are not able to achieve these objectives and realize the anticipated benefits and compounding value expected from the common ownership of 0G and MemeCore within the anticipated timeframe or at all, our business, financial condition and operating results may be adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as "may", "will", "should", "believe", "expect", "could", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed under the heading "Risk Factors" above and "Item 1A. Risk Factors" in our 2025 Annual Report, which is incorporated by reference in this prospectus, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  our limited operating history and net losses;
  fluctuations in the market price of $0G, the native token of the 0G Chain, a layer-1 blockchain designed to enable users to deploy and operate decentralized artificial intelligence ("AI") applications and data ("0G Tokens", each a "0G Token" or "0G"), MemeCore (M) tokens ("MemeCore Tokens") or any other digital assets we might hold;
  the possibility that any one of the 0G Tokens, MemeCore Tokens and any other assets we might hold (collectively, the "Cryptocurrencies") may be classified as a "security";
  decrease in liquidity of 0G Tokens, MemeCore Tokens or any other digital assets we might hold;
  our ability to continue as a going concern absent access to sources of liquidity;
  damage to our reputation as a result of negative publicity;
  exposure to product liability claims, actions and litigation;
  risks associated with product recalls;
  our ability to successfully integrate businesses that we acquire;
  our ability to achieve economies of scale;
  our ability to fund overhead expenses, including costs associated with being a publicly-listed company;
  maintenance of effective quality control systems;
  risks associated with expansion into new jurisdictions;
  regulatory compliance risks;
  potential delisting resulting in reduced liquidity of our shares of Common Stock;
  risks associated with cybersecurity and the protection of confidential information;
  the possibility that we are deemed to be an investment company under the Investment Company Act and become subject to applicable restrictions that make it impractical for us to continue segments of our business as currently contemplated;
  risks associated with our use of AI;
  competition from the emergence or growth of other digital assets accelerated by advancements in AI and blockchain technology;
  the reliance of our AI technology on the use of third-party data;
  the negative impact on the value the Cryptocurrencies caused by disruptions in the Cryptocurrencies' networks;
  risks related to the custody of the Cryptocurrencies, including the loss or destruction of private keys required to access our Cryptocurrencies and cyberattacks or other data loss relating to our Cryptocurrencies;
  the possibility that we may not realize the anticipated compounding value of common ownership of 0G and MemeCore; and
  the other risks described under the heading "Risk Factors" above and Part I, Item 1A, "Risk Factors" included in the 2025 Annual Report, as well as described from time to time in our other filings with the SEC.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements contained in or incorporated by reference into this prospectus. The forward-looking statements contained in or incorporated by reference into this prospectus are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements contained or incorporated by reference into this prospectus, they may not be predictive of results or developments in future periods. Any forward-looking statement contained or incorporated by reference into this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements contained in or incorporated by reference into this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PRIVATE PLACEMENT OF SECURITIES AND OPTION AWARDS

March 31, 2026 Private Placement

On March 31, 2026, Texas Blocker, entered into the Securities Contribution Agreements with the Investors, pursuant to which the Investors contributed an aggregate of 142,232,948 0G Tokens in exchange for an aggregate of 9,104,614 Blocker Shares issued on a private placement basis. The fair market value of each Token was deemed to be US$0.7549 and the fair market value of each Blocker Share was deemed to be US$11.7931 in accordance with the valuation mutually agreed upon by Texas Blocker and the Investors. Closing of the Contribution occurred on March 31, 2026.

On March 31, 2026, concurrent with the execution of the Securities Contribution Agreements and Stockholders' Agreement, ZeroStack entered into the Share Exchange Agreement with Texas Blocker and the Investors. Under the terms of the Share Exchange Agreement, ZeroStack issued an aggregate of 9,104,614 ZeroStack Shares in exchange for an aggregate of 9,104,614 Blocker Shares, being all the issued and outstanding shares of Texas Blocker. Closing of the Exchange occurred on July 20, 2026 following approval by the Company's shareholders to issue the ZeroStack Shares.

On March 31, 2026, ZeroStack entered into the Note Settlement Agreement with Zero Gravity pursuant to which the Zero Gravity Note issued to Zero Gravity pursuant to the securities purchase agreement dated September 22, 2025, as amended on October 9, 2025 and October 22, 2025, by and between ZeroStack and Zero Gravity was settled.

The Securities Contribution Agreement, Share Exchange Agreement, and Note Settlement Agreement are more fully detailed in the Company's Current Report on Form 8-K filed with the SEC on March 31, 2026.

This prospectus registers the 1,920,360 Shares issued to Hack Seed Fund II LP,  Hack VC 2021 LP, Hack VF 2022 LP and Seed 0G Segregated Portfolio, and 4,608,575 Shares issued to Zero Gravity Labs Inc. in connection with the Financing (collectively, the "Hack and Zero Gravity Financing Shares").

Reis-Faria Cash Pre-Funded Warrants in September 2025 Private Placement

On September 19, 2025, we entered into a securities purchase agreement (the "Token Securities Purchase Agreement") with certain investors (the "Token Investors") in connection with the issuance and sale by us to the Token Investors via a private placement (the "Token Private Placement") of an aggregate of 8,546,955 pre-funded warrants at a purchase price of $25.1899 per warrant (the "Token Pre-funded Warrants") each to purchase one common share (each, a "Token Pre-funded Warrant Share") which shall expire when exercised in full, at an exercise price of $0.0001 per share.

In connection with the closing of the Token Private Placement, we issued 5,954,743 Token Pre-funded Warrants to Daniel Reis-Faria, our Chief Executive Officer (the "Reis-Faria Token Pre-Funded Warrants"), in exchange for 50,000,000 0G Tokens.

This prospectus registers the 5,954,743 Shares issued on July 20, 2026 upon exercise of the Reis-Faria Token Pre-Funded Warrants.

The Token Securities Purchase Agreement is more fully detailed in the Company's Current Report on Form 8-K filed with the SEC on September 23, 2025.

Option Awards to CEO, Executive Chairman, and CFO

December 2025 Option Grants

At the 2025 Special Meeting of Shareholders (the "2025 Meeting") on December 19, 2025, the Company's shareholders approved an amendment (the "2022 Plan Amendment") of the Company's 2022 Incentive Compensation Plan, as amended on June 6, 2023, August 14, 2024 and June 30, 2025 (the "2022 Plan").

Subsequent to the approval of the 2022 Plan Amendment, on December 19, 2025, the independent members of the board of directors (the "Board") of the Company granted  the following stock options (the "December Stock Option Grants") pursuant to the 2022 Plan, as amended by the 2022 Plan Amendment: (i) 471,208 stock options to Daniel Reis-Faria, Chief Executive Officer of the Company, (ii) 235,604 stock options to Mr. Dany Vaiman, Chief Financial Officer of the Company and (iii) 471,208 stock options to Mr. Michael Heinrich, the Executive Chairman of the Board.

The Stock Options are exercisable at $7.31 per share and have a term of 10 years from issuance. The December Stock Options will vest based on the volume weighted average price of the Company's Shares as follows:

Percentage of Options Vested	At or above the following VWAP on any trading day
20%	$10.97
20%	$14.62
20%	$18.28
20%	$31.93
20%	$25.59

May 2026 Stock Option Grants

On May 5, 2026, the Board granted the following stock options (the "May Stock Option Grants"): (i) 500,000 stock options to Daniel Reis-Faria, Chief Executive Officer of the Company, (ii) 250,000 stock options to Mr. Dany Vaiman, Chief Financial Officer of the Company and (iii) 500,000 stock options to Mr. Michael Heinrich.

The May Stock Options were granted as (a) unexercisable until seven calendar days after the closing of the Financing and (b) subject to forfeiture, until the Company's shareholders approved the grant of May Stock Options at the Company's annual and special meeting of shareholders held on July 20, 2026 (the "2026 Meeting"). The Financing closed on July 20, 2026 and the Company's shareholders approved the May Stock Options at the 2026 Meeting on July 20, 2026.

The May Stock Options are exercisable at $5.10 per share and have a term of 10 years from issuance. The May Stock Options vest based on the volume weighted average price of the Company's Shares as follows:

Percentage of Options Vested	At or above the following VWAP on any trading day
20%	$7.65
20%	$10.20
20%	$12.75
20%	$15.30
20%	$17.85

This prospectus registers the 2,428,020 Shares issuable upon exercise of December Stock Options and May Stock Options (Together, the "Stock Option Grants").

The December Stock Options are more fully detailed in the Company's  Form 8-K filed with the SEC on December 22, 2025 and the May Stock Options are more fully detailed in the Company's Form 8-K filed with the SEC on May 6, 2026.

August 2026 Private Placement

On August 19, 2026, ZeroStack entered into the Securities Purchase Agreements with certain August 2026 Investors. Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to the August 2026 Investors an aggregate of 3,500,000 Shares and pre-funded warrants to purchase up to 36,198,294 Pre-Funded Warrants, in exchange for 925,925,926 MemeCore tokens.

The Pre-Funded Warrants are not exercisable until shareholder approval is obtained for the issuance of the Shares underlying the Pre-Funded Warrants under applicable Nasdaq rules.

This prospectus registers the 3,500,000 Shares issued in the August 2026 Private Placement and 36,198,294 Shares issuable upon exercise of the Pre-Funded Warrants issued in the August 2026 Private Placement.

The Securities Purchase Agreement and Pre-Funded Warrants are more fully detailed in the Company's Current Report on Form 8-K filed with the SEC on August 19, 2026.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. To the extent stock options held by certain of the Selling Securityholders are exercised for cash, if at all, we will receive the exercise price of such stock options; however, we cannot predict when or if any stock options will be exercised and it is possible that the options may expire and never be exercised, in which case we would not receive any cash proceeds. All net proceeds from the sale of the Shares covered by this prospectus will go to the Selling Securityholders. We expect that the Selling Securityholders will sell its respective Shares as described under "Plan of Distribution".

BUSINESS

ZeroStack's strategy is built around acquiring digital assets that create compounding value through technical integration and operational leverage. The 0G position established the Company's presence in decentralized AI infrastructure. MemeCore adds the consumer-facing application layer that directly consumes 0G's compute, storage, and AI execution capabilities.

We also operate as a global pharmaceutical distributor through our wholly owned subsidiary Phatebo GmbH ("Phatebo"). Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical products to treat a variety of health indications, including drugs related to cancer therapies, attention-deficit/hyperactivity disorder, multiple sclerosis and anti-depressants, among others. Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. On September 20, 2025, we entered into an agreement for the disposition of certain components of our existing hemp and cannabis business.

Recent Developments

March 31, 2026 Private Placement

On March 31, 2026, Texas Blocker entered into the Securities Contribution Agreements with the Investors, pursuant to which the Investors contributed an aggregate of 142,232,948 0G Tokens in exchange for an aggregate of 9,104,614 Blocker Shares issued on a private placement basis. The fair market value of each Token was deemed to be US$0.7549 and the fair market value of each Blocker Share was deemed to be US$11.7931 in accordance with the valuation mutually agreed upon by Texas Blocker and the Investors. Closing of the Contribution occurred on March 31, 2026.

On March 31, 2026, concurrent with the execution of the Securities Contribution Agreements and Stockholders' Agreement, ZeroStack entered into the Share Exchange Agreement with Texas Blocker and the Investors. Under the terms of the Share Exchange Agreement, ZeroStack issued an aggregate of 9,104,614 ZeroStack Shares in exchange for an aggregate of 9,104,614 Blocker Shares, being all the issued and outstanding shares of Texas Blocker. Closing of the Exchange occurred on July 20, 2026 following approval by the Company's shareholders to issue the ZeroStack Shares.

On March 31, 2026, ZeroStack entered into the Note Settlement Agreement with Zero Gravity pursuant to which the Zero Gravity Note issued to Zero Gravity pursuant to the securities purchase agreement dated September 22, 2025, as amended on October 9, 2025 and October 22, 2025, by and between ZeroStack and Zero Gravity was settled.

Continuance to Texas

On August 18, 2026, the Company changed its jurisdiction of incorporation from the province of Ontario, Canada, to the State of Texas. The Company discontinued its existence as a corporation under Section 181 of the Business Corporations Act (Ontario) and, pursuant to a "conversion" under Section 10.102 of the TBOC, continued its existence under the TBOC as a corporation incorporated in the State of Texas. In connection with the Continuance, the outstanding Shares of the Company were converted, on a one-for-one basis, into shares of Common Stock of the Company, respectively, as a corporation incorporated in the State of Texas. Following the completion of the Continuance, the rights of holders of the Company's shares of Common Stock became governed by the Company's Texas certificate of formation, its Texas bylaws and the TBOC,

August 2026 Private Placement

On August 19, 2026, the Company entered into the Securities Purchase Agreements with certain the August 2026 Investors. Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to the August 2026 Investors an aggregate of 3,500,000 Shares and 36,198,294 Pre-Funded Warrants, in exchange for 925,925,926 MemeCore Tokens.

The Pre-Funded Warrants are not exercisable until shareholder approval is obtained for the issuance of the Shares underlying the Pre-Funded Warrants under applicable Nasdaq rules.

Rudy Rong appointed as President

In connection with the August 2026 Private Placement, on August 19, 2026, the Board appointed Rudy Rong as President of the Company, effective as of August 19, 2026.

Mr. Rong has over a decade of experience in blockchain infrastructure, digital-asset markets, and international business operations. He previously served as Chief Growth Officer of MemeCore and as a General Partner at Factorial Lab, an investment firm focused on digital-asset and blockchain-related ventures. Earlier in his career, Mr. Rong founded and served as an executive of a company operating in the international medical-device industry. His professional background includes corporate strategy, business development, capital formation, and international operations. Mr. Rong holds a B.S. in Business Administration from the University of Southern California. There is no family relationship between Mr. Rong and any director or executive officer of the Company required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Business Strategy

Our business strategy is built on two core pillars: Digital Assets and AI and Commercial & Wholesale.

Digital Assets and AI

Our Digital Assets and AI strategy is built on two layers: the AI Infrastructure Layer and the Consumer Community Blockchain Layer.

AI Infrastructure Layer

In early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

Overview of AI Infrastructure Layer

The AI Infrastructure segment executes and manages the Company's treasury policy with the purpose of purchasing, holding and compounding our digital asset holdings through revenue-accretive staking activities.

The objective for our strategy in the near-term is to accumulate 0G for the purpose of increasing our treasury holdings and increasing shareholder value. We intend to hold 0G for the long-term and expect to continue to accumulate 0G.

Our AI Infrastructure Layer Strategy

We have adopted a AI Infrastructure strategy under which the principal holding in our treasury reserve on the balance sheet will be allocated to cryptocurrency, and specifically a long-term strategy of holding 0G and/or other blockchain-linked cryptocurrencies. Additionally, we intend to monitor ongoing developments in the regulatory environment around cryptocurrencies, including pending federal legislation, and may modify or expand our treasury strategy to the extent we determine compliant with federal rules and regulations and not giving rise to a requirement that the Company register as an investment company under the Investment Company Act. Although we believe that 0G and the blockchain-linked cryptocurrencies in which we have invested or may invest are based on proven blockchain technology and supported by established infrastructure pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described under the heading "Risk Factors" of this prospectus and "Item 1A. Risk Factors" in our 2025 Annual Report, which is incorporated by reference in this prospectus,  and any updates to those risk factors in subsequent SEC filings.

Our Decision to Adopt a Cryptocurrency Strategy

Prior to adopting a cryptocurrency strategy, our Board and senior management were examining potential uses of cash, including acquisitions of cryptocurrency. After studying various alternatives, we decided that investing in cryptocurrency was a better business strategy. Cryptocurrency, which are digital assets that are issued by and transmitted through an open source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes, is our principal treasury holding on an ongoing basis, subject to market conditions and our anticipated cash needs. Specifically, a significant amount of the holdings in our treasury reserve will consist of 0G, and the value of which is derived from or is reasonably expected to be derived from the use of the blockchain system. Our Board proactively evaluates our use of cash, ensuring we maintain adequate working capital.

Other than acquiring cryptocurrency with our liquid assets that exceed working capital requirements, our cryptocurrency treasury strategy may also involve issuing debt or equity securities or engaging in other capital raising transactions with the objective of using a significant portion of the proceeds to purchase cryptocurrency from time to time, subject to market conditions. We view cryptocurrency potentially as a core holding and expect to accumulate additional cryptocurrency. We have not set any specific target for the amount of cryptocurrency we seek to hold, although under the treasury strategy we will maintain a significant amount of our holdings in 0G. We will continue to monitor market conditions in determining whether to engage in financings to purchase additional cryptocurrency. This overall strategy also contemplates that we may (i) periodically sell cryptocurrency for general corporate purposes, including to generate cash for treasury management (which may include debt repayment or the repurchase of our securities, if appropriate at such time), for acquisitions, or for strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our cryptocurrency holdings, and (iii) pursue strategies to create income streams or otherwise generate funds using our cryptocurrency holdings. While we intend to refine and formally adopt a treasury strategy as soon as practicable, at this time, we do not have a specific policy governing the percentage of our treasury holdings that will be any particular cryptocurrency.

Consumer Community Blockchain Layer

Overview of Consumer Community Blockchain Layer

In connection with the August 2026 Private Placement, on August 19, 2026, we acquired 925,925,926 MemeCore Tokens. MemeCore is an EVM-compatible Layer-1 blockchain built for the Meme 2.0 economy, in which meme-driven assets evolve from speculative instruments into long-term community and cultural stores of value. MemeCore introduced Proof-of-Meme ("PoM"), a consensus mechanism that rewards authentic community participation rather than computational work alone. The MemeCore Token functions as the ecosystem's governance instrument and participation reward medium, which has the following core capabilities:

  PoM consensus rewarding cultural contribution over compute.
  Meme-native token infrastructure for creation, distribution, governance, and monetization of cultural assets.
  Community governance tied to verifiable engagement metrics.
  EVM-compatible execution enabling standard solidity development.
  Participation rewards distributed based on authentic contribution.

Our Consumer Community Blockchain Layer Strategy

We will not hold MemeCore Tokens as a passive financial position. This active use is a core premise of our acquisition of MemeCore Tokens, and, consistent with the Company's covenant in the August 2026 Private Placement transaction documents that the MemeCore Tokens will not be made available for staking by the Company or any other Person.The Company's MemeCore Token holdings will be actively deployed, exclusive of staking, through the following programs:

  Governance participation. Submit and vote on MemeCore governance proposals aligned with the 0G + MemeCore Token integration roadmap.
  Ecosystem development. Financial and strategic support for developers building AI-enhanced applications on MemeCore using 0G infrastructure.
  Technical integration. Pursue direct protocol integration agreements, cross-chain infrastructure arrangements, and technology partnerships implementing the synergies between 0G and MemeCore.
  Network development. Facilitate introductions between the MemeCore ecosystem and 0G network participants, accelerating cross-ecosystem data network effects.
  Record keeping. Maintain contemporaneous activity logs and provide quarterly Board reports on operational engagement.

Our Decision to Adopt a Consumer Community Blockchain Strategy

0G and MemeCore are separate assets with no overlap in protocol, token utility, user base, or market segment. The Company's decision to adopt a Consumer Community Blockchain layer in addition to our AI Infrastructure layer involved the following considerations:

  Different networks. Separate, independently governed Layer-1 chains with different node operators, validator sets, and technical teams.
  Different consensus. 0G uses proof-of-stake with a burn-on-use model. MemeCore uses PoM, which rewards cultural contribution.
  Different token utility. 0G tokens are a barter medium for AI compute services. MemeCore tokens are a governance and community participation instrument.
  Different market. 0G competes in decentralized AI infrastructure. MemeCore competes in consumer digital culture and community economy.

We have identified nine areas where 0G and MemeCore create compounding value under common ownership that neither can achieve independently.

1) AI-Powered Meme Economy

MemeCore generates continuous high-volume streams of social content, images, video, community interactions, and market activity. These are ideal AI training inputs. 0G's decentralized compute and storage layer processes and analyzes this data in real time, enabling AI applications that MemeCore cannot otherwise deploy without centralized cloud dependency, which has the following benefits:

  AI-generated content tools deployed natively on-chain for meme creation and curation;
  Automated content moderation at protocol level without centralized intermediaries;
  Viral trend and sentiment analysis providing real-time community intelligence; and
  Dynamic PoM reward allocation based on AI-assessed contribution quality.

2) Shared EVM Development Infrastructure

Both 0G and MemeCore protocols are EVM-compatible. A single engineering organization supports both and shares contract libraries, security auditing, tooling, documentation, and SDK maintenance across both ecosystems.

3) AI-Enhanced Governance

Community governance suffers from low participation, poor proposal quality, and manipulation risk. 0G AI capabilities address each of these directly on MemeCore's governance layer, which creates the following benefits:

  Proposal summarization and risk flagging making governance accessible to retail participants;
  Governance attack detection identifying Sybil activity and coordinated voting; and
  Voter fatigue reduction through intelligent curation of governance activity.

4) Market Integrity and Fraud Detection

0G was built from inception to support autonomous AI agents at protocol scale. Deploying agents on MemeCore via 0G creates programmable community participants that scale engagement without centralized oversight and adds value in the following ways:

  Moderation agents enforcing community standards in real time;
  Governance advisory agents providing neutral data-driven proposal analysis;
  Content creation agents generating culturally resonant meme content; and
  Ecosystem ambassador agents onboarding new users and supporting cross-chain engagement.

5) Decentralized Data Infrastructure

MemeCore's data volumes will scale rapidly with adoption. Centralized storage introduces custodial risk inconsistent with a decentralized protocol. 0G's storage  layer is architecturally designed for exactly this workload, which creates value in the following ways:

  AI-optimized decentralized storage for MemeCore media, metadata, and governance records;
  Verifiable data integrity eliminating trust dependencies on any central operator; and
  Lower protocol storage costs relative to centralized cloud alternatives.

6) AI Agents as Community participants

0G was built from inception to support autonomous AI agents at protocol scale. Deploying agents on MemeCore via 0G creates programmable community participants that scale engagement without centralized oversight, which creates value in the following ways:

  Moderation agents enforcing community standards in real time;
  Governance advisory agents providing neutral data-driven proposal analysis;
  Content creation agents generating culturally resonant meme content; and
  Ecosystem ambassador agents onboarding new users and supporting cross-chain engagement.

7) Cross-Protocol Token Utility

Common ownership enables coordinated cross-protocol utility arrangements available only to a holder of both assets creating the following synergies:

  0G used as payment for AI services consumed by MemeCore applications;

  MemeCore Tokens used as incentive for MemeCore users contributing AI training data to 0G storage; and
  Governance alignment across both protocols to develop the integrated platform.

8) Data Network Effects

More MemeCore activity generates richer AI training data. Better AI models improve MemeCore user experience. Better user experience drives more MemeCore activity. This self-reinforcing loop compounds the value of both assets over time and is structurally difficult for any single-protocol competitor to replicate.

9) Full-Stack Ecosystem Integration

AI infrastructure protocols historically struggle to acquire end users. Consumer blockchain ecosystems historically struggle to build sophisticated technical infrastructure. 0G and MemeCore together solve both problems simultaneously. The Company operates across the complete blockchain stack: from AI infrastructure through consumer-facing cultural economies. This full-stack position is the Company's core strategic rationale for the MemeCore acquisition.

  0G contributes: compute, storage, data availability, AI execution.
  MemeCore contributes: consumer adoption, community engagement, social network effects, cultural data.

Key Benefits

MemeCore Tokens provide the following key technical benefits:

  0G and Memecore are structurally complementary assets that create more combined value than two independent positions;
  Nine discrete technical synergies support common ownership, each representing a specific value-creation opportunity unavailable to a single-protocol operator;
  Stack integration of AI infrastructure (0G) and consumer community blockchain (MemeCore) positions ZeroStack uniquely in the market;
  Active deployment through governance participation and ecosystem development generates operational value independent of token price appreciation, consistent with the Company's contractual commitment that the MemeCore Tokens acquired in the August 2026 Private Placement will not be made available for staking;
  Ecosystem data network effects are self-reinforcing and difficult for competitors to replicate; and
  The MemeCore acquisition decision arose independently from the Company's own strategic roadmap and is not connected to or dependent upon any prior private placement transactions.

Custody

Our cryptocurrency is held offline in cold storage with one or more third-party qualified custodians. Digital assets like cryptocurrency depend on private keys to retrieve and transfer funds.

We hold our cryptocurrency in custody accounts at either a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security or offshore third-party managed custody accounts, which the Company will control. As we continue to execute on our strategy, we may expand our holdings to multiple similar custodians. However, as of the date hereof, we have entered into custodian agreements with BitGo, Inc. In the event that we are not able to maintain such a custodial arrangement, the development and implementation of our treasury strategy would be interrupted, which could cause a material adverse effect on our business, prospects, and market price of our Shares.

Competition

Our Digital Assets and AI segment operates in a highly competitive and ever-changing cryptoeconomy and faces significant competition, ranging from larger digital asset treasury companies, digital asset trading platforms, and validator peers. The cryptoeconomy is continuously expanding, and we expect to face competition from new entrants in the future as the adoption of digital assets continues to grow.

Focus on AI

ZeroStack believes that the rise of AI represents the next industrial revolution in the business world. AI has begun transforming many sectors of the global economy. We see parallels with similar industrial revolutions in history including:

  steam power mechanized production
  electricity enabled mass production
  automation and computerization

As part of our AI-focused asset management strategy, we focus on the following business opportunities:

  opportunities leveraging 0G's decentralized operating system proof-of-stake digital assets focused on AI
  compute power technology companies
  fee-earning opportunities on capital deployed
  private companies operating in the AI ecosystem
  staking validators and complementary businesses within the 0G ecosystem leveraging the stack integration of 0G's AI infrastructure and MemeCore's consumer community blockchain to uniquely position ZeroStack in the market

Our focus on AI is and will be subject to significant and evolving risks. For an overview of such risks, see risks described in this prospectus under the heading "Risk Factors" and  "Item 1A. Risk Factors - Risks Related to Artificial Intelligence and Investing in Cryptocurrency" of our 2025 Annual Report and any updates to those risk factors contained in our Quarterly Reports on Form 10-Q.

Commercial & Wholesale

The Company's Commercial and Wholesale pillar encompasses the distribution of pharmaceutical products to international markets. This pillar is anchored by ZeroStack's wholly owned subsidiary, Phatebo, a multi-national operator in pharmaceutical distribution, with principal operations in Germany.

Phatebo

Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods to treat a variety of health indications, including drugs related to cancer therapies, attention-deficit/hyperactivity disorder ("ADHD"), multiple sclerosis and anti-depressants, among others.

Overview of the Pharmaceutical Market

Europe has a strong pharmaceutical history and a thriving industry with concentration of pharmaceutical companies in the German-Switzerland border area. The industry has a projected CAGR of 6.3% between 2023 and 2028 resulting in total sales of $290 billion by 20281. In the European Union, Germany was the leading pharmaceutical market with a total revenue of $69 million in 20242.

Overview of the Digital Asset Industry and Market

AI Infrastructure Layer

1 Statista - Pharmaceutical Industry in Europe - Statistics & Facts

2 Statista - Revenue of leading pharmaceutical markets in Europe

The 0G ecosystem represents an emerging segment within the broader blockchain and decentralized infrastructure industry. 0G is designed as a modular Layer 1 blockchain optimized for decentralized AI workloads, combining compute, storage, and data availability into a unified, verifiable system. This architecture addresses limitations of traditional centralized cloud and AI platforms by offering scalability, cost efficiency, and enhanced trust through cryptographic proofs.

The 0G protocol operates as a Decentralized AI Operating System ("dAIOS"), enabling developers and enterprises to deploy AI models and data-intensive applications without reliance on centralized providers. Its design incorporates advanced technologies such as sharding, erasure coding, and consensus mechanisms to achieve high throughput and near-infinite horizontal scalability, making decentralized AI practical for enterprise and consumer applications.

The industry is driven by several converging trends:

• AI Adoption in Web3: Growing demand for decentralized AI infrastructure as organizations seek alternatives to centralized cloud services for privacy, cost efficiency, and verifiability.

• Decentralized Physical Infrastructure Networks (DePIN): Integration with decentralized GPU networks, such as io.net and Aethir, aggregates hundreds of thousands of GPUs globally to provide cost-effective compute resources for AI and blockchain applications.

• Institutional Investment: Significant capital inflows from venture firms and strategic partners have accelerated development and adoption of 0G-based solutions.

• Token Economics: The native 0G Token underpins network operations, incentivizing node operators and securing the ecosystem. Liquidity and adoption have been supported by listings on major exchanges.

As of the end of 2025, the 0G market is characterized by rapid growth and volatility. The 0G Token has experienced significant price fluctuations, reflecting speculative trading and token unlock schedules. Market capitalization and adoption metrics indicate increasing interest from developers, enterprises, and institutional investors.

Consumer Community Blockchain layer

MemeCore is the first Layer 1 blockchain specially built for Meme 2.0, which is a new paradigm where meme coins evolve from short-term speculation into long-term cultural and economic forces, powered by community-driven virality.

MemeCore is built on the belief that sustainable economies emerge from shared contribution and fair reward. To make this vision real, the MemeCore Mainnet offers two foundational features:

• Community-Centric Reward System A native incentive model that fairly rewards those who create, remix, and amplify meme culture across the network.

• On-chain Contribution Protocol A transparent, on-chain framework that recognizes both cultural and economic impact. Whether you're creating memes, driving viral engagement, or generating on-chain transaction volume, your contribution is measured, verified, and rewarded - fueling a participatory economy that thrives on activity, not just attention.

MemeCore introduces the viral economy: a Meme 2.0 paradigm where meme coins become enduring cultural assets and active economic engines. By rewarding both content virality and transaction volume, MemeCore encourages that every meaningful interaction becomes part of a sustainable, value-generating ecosystem.

The MemeCore network is an Ethereum Virtual Machine compatible network. Users and developers familiarized with the Ethereum network can onboard into MemeCore with ease.

The Meme Vault is a unique mechanism within MemeCore that is created alongside the launch of each meme coin. It is designed to fuel the viral economy by rewarding users who contribute to the longevity of the meme coin's lifecycle, including creators, community users, and holders.

Regulatory

ZeroStack has obtained the licenses to operate on a global scale including required governmental approvals, licenses and permits. A summary of such governmental approvals, licenses and permits are set forth below.

Regulatory Framework for Digital Assets

The laws and regulations applicable to 0G, MemeCore and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission ("CFTC"), the United States Securities and Exchange Commission ("SEC"), the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of 0G, MemeCore and digital assets, the markets for 0G, MemeCore and digital assets in general, and our activities in particular, our business and our 0G and MemeCore strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our 0G and MemeCore strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, including 0G and MemeCore, fall within the definition of a "commodity" under the Commodities Exchange Act of 1936, as amended (the "CEA"). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a "security" under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider certain digital assets to be a security under the federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers' views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets.

In addition, since transactions in 0G and MemeCore provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of 0G, MemeCore and their respective platforms, and there is the possibility that law enforcement agencies could close or blacklist 0G or MemeCore platforms or other 0G-related or MemeCore-related infrastructure with little or no notice and prevent users from accessing or retrieving 0G or MemeCore held via such platforms or infrastructure. For example, the U.S. Treasury Department's Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals. Additionally, in January 2025, the Consumer Financial Protection Bureau announced that it is seeking public input on privacy protections and surveillance in digital payments, particularly those offered through large technology platforms.

As noted above, activities involving 0G, MemeCore and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On January 23, 2025, the Strengthening American Leadership in Digital Financial Technology executive order was issued. While the executive order did not mandate the adoption of any specific regulations, the executive order identifies certain key objectives to guide agencies involved in crypto regulation, including (i) protecting the sovereignty of the United States dollar by promoting the development of United States dollar-backed stablecoins, (ii) providing regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and (iii) taking measures to protect Americans from the risks of Central Bank Digital Currencies. To achieve these objectives, the executive order established a working group on digital asset markets within the National Economic Council, comprised of representatives from key federal agencies, with a tight timeline for examining existing regulations and proposing a new regulatory framework. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

AI and Blockchain Regulations

The legal and regulatory landscape surrounding AI and Blockchain technologies is rapidly evolving and uncertain, including areas such as consumer protection, intellectual property, cybersecurity, and privacy and data protection. In addition, there is uncertainty around the validity and enforceability of intellectual property rights related to the use, development, and deployment of AI systems and blockchain ecosystems, including issues arising from both the inputs they rely on and the outputs they generate. Compliance with new and emerging laws, regulations or industry standards relating to AI and blockchains in the U.S. and internationally, such as U.S. state regulations and the Artificial Intelligence Act in the EU, may impose significant operational costs and limit or restrict our ability to develop, deploy or use existing or future AI technologies. As a result, our ability to adapt our existing products and services or develop future and new products and services using AI and blockchain ecosystems may be limited or restricted, which could adversely impact our business.

Corporate Information

ZeroStack Corp. (formerly Flora Growth Corp.) was incorporated as Flora Growth Corp. on March 13, 2019, under the laws of the Province of Ontario. On January 29, 2026, the Company changed its corporate name from "Flora Growth Corp." to "ZeroStack Corp." and changed its Nasdaq ticker from "FLGC" to "ZSTK". On August 18, 2026, the Company changed its jurisdiction of incorporation from the province of Ontario, Canada, to the State of Texas. We are a decentralized AI treasury and AI-focused asset management company that is investing in the future of AI. Our first AI-oriented project is through strategic ownership in 0G Tokens. The Company is a global pharmaceutical distributor through its wholly owned subsidiary Phatebo.

On August 4, 2025, the Company effected a 1-for-39 share consolidation of the Company's issued and outstanding Shares, by filing Articles of Amendment to the Company's amended and restated Articles of Incorporation with the Ontario Ministry of Public and Business Service Delivery and Procurement.

On August 18, 2026, the Company changed its jurisdiction of incorporation from the province of Ontario, Canada, to the State of Texas. The Company discontinued its existence as a corporation under Section 181 of the Business Corporations Act (Ontario) and, pursuant to a "conversion" under Section 10.102 of the TBOC, continued its existence under the TBOC as a corporation incorporated in the State of Texas. In connection with the Continuance, the outstanding common shares of the Company were converted, on a one-for-one basis, into shares of common stock of the Company, respectively, as a corporation incorporated in the State of Texas. Following the completion of the Continuance, the rights of holders of the Company's shares of Common Stock became governed by the Company's Texas certificate of formation, its Texas bylaws and the TBOC.

Our principal place of business in the United States is located at 2626 Cole Avenue, Suite 300, Dallas, Texas, United States 75204 and our phone number is (956)-923-4188. Our website address is https://zerostack.ai/. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.

We are an "emerging growth company" (an "EGC"), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

Additional Information

Our website is at https://zerostack.ai/. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, are available at www.sec.gov/edgar. Our website address is included in this registration statement only as an inactive textual reference. Information contained on, or available through, our website is not incorporated by reference in, or made a part of, this registration statement.

SELLING SECURITYHOLDERS

We are registering the Shares in connection with the (i) Hack and Zero Gravity Financing Shares, (ii) the Reis-Faria Token Pre-Funded Warrants, (iii) Stock Option Grants and (iv) the August 2026 Private Placement.  in order to permit the selling securityholders named in the table below (the "Selling Securityholders") to offer the Shares for resale from time to time.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership of Shares by the Selling Securityholders. The second column lists the total number of Shares beneficially owned by the Selling Securityholder, based on its ownership of the Company's securities, including shares of common stock and securities beneficially owned prior to the respective transaction described in the section titled "Private Placement of Securities and Option Awards to Executives". The third column lists the percentage ownership of Shares beneficially held as of August 19, 2026. The percentage ownership in the table below is based on 21,624,341 Shares outstanding as of August 19, 2026.

The fourth column lists the Shares being offered by this prospectus by each of the Selling Securityholders.

The fifth column assumes the sale of all of the Shares offered by the Selling Securityholders to third parties pursuant to this prospectus without giving effect to any beneficial ownership limitations in the warrants beneficially owned by the Selling Securityholders and the sixth column lists the percentage ownership of Shares beneficially held by the Selling Securityholder assuming the sale of all of the Shares offered by the Selling Securityholder to third parties pursuant to this prospectus without giving effect to any beneficial ownership limitations in the warrants beneficially owned by the Selling Securityholders.

The Selling Securityholder may sell all, some or none of its Shares in this offering. See "Plan of Distribution."

Name of Selling Securityholder	Number of Shares Beneficially Owned Prior to This Offering	Percentage of Outstanding Shares Beneficially Owned Prior to This Offering	Maximum Number of Shares to be Sold Pursuant to this Offering	Number of Shares Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering
Hack VC Management, LLC (1)	1,920,360	8.88%	1,920,360	-	0%

Zero Gravity Labs Inc. (2)	4,608,575	21.31%	4,608,684	-	0%

Daniel Reis-Faria(3)	6,925,951	30.65%	6,925,951	-	0%

Michael Heinrich (4)	971,208	4.30%	971,208	-	0%

Dany Vaiman (5)	506,393	2.29%	485,604	20,789	0.10%

Puple AI Inc. (6)	1,750,000	8.09%	19,849,147	-	0%

Blockcat PTE. LTD.(7)	1,750,000	8.09%	19,849,147	-	0%

(1) Hack VC Management, LLC has voting and investment power with respect to 1,920,360 Shares, consisting of (i) 1,680,315 Shares, held directly by, and registered in the name of Hack Seed Fund II LP, (ii) 80,015 Shares, held directly by, and registered in the name of Hack VC 2021 LP, (iii) 80,015 Shares, held directly by, and registered in the name of Hack VF 2022 LP and (iv) 80,015 Shares, held directly by, and registered in the name of 0G Segregated Portfolio. Hack VC Management, LLC does not beneficially own any other Shares or convertible securities. Hack VC Management, LLC disclaims beneficial ownership of such shares except to the extent of its pecuniary interest, if any, in such shares. The principal address of Hack VC Management, LLC  is 251 Lytton Ave, Suite 200, Palo Alto, CA 94301.

(2) Zero Gravity Labs Inc. has voting and investment power with respect to 4,608,575 Shares held directly by, and registered in the name of Zero Gravity Labs Inc. Zero Gravity Labs Inc. does not beneficially own any other Shares or convertible securities. Zero Gravity Labs Inc. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest, if any, in such shares. The principal address of Zero Gravity Labs Inc. is 548 Market Street, PMB 33721, San Francisco, CA 94104. Michael Heinrich, the Executive Chairman of ZeroStack, is the Chief Executive Officer of Zero Gravity Labs Inc. For additional details on the securities beneficially owned by Mr. Heinrich, please see footnote #4 below.

(3) Daniel Reis-Faria, the Chief Executive Officer of ZeroStack, has voting and investment power with respect to 6,925,951 Shares, consisting of (i) 5,954,743 Shares held directly by, and registered in the name of Daniel Reis-Faria and (ii) 971,208 Shares issuable upon exercise of the December Option Grants and May Option Grants held directly by, and registered in the name of Daniel Reis-Faria. Daniel Reis-Faria does not beneficially own any other Shares or convertible securities. Daniel Reis-Faria disclaims beneficial ownership of such shares except to the extent of its pecuniary interest, if any, in such shares. The principal address of Daniel Reis-Faria is 2626 Cole Avenue, Suite 300, Dallas, Texas, United States 75204.

(4) Michael Heinrich, the Executive Chairman of ZeroStack, has voting and investment power with respect to 971,208 Shares issuable upon exercise of the December Option Grants and May Option Grants, held directly by, and registered in the name of Michael Heinrich. Michael Heinrich does not beneficially own any other Shares or convertible securities. Michael Heinrich disclaims beneficial ownership of such shares except to the extent of its pecuniary interest, if any, in such shares. The principal address of Michael Heinrich is 2626 Cole Avenue, Suite 300, Dallas, Texas, United States 7204. Michael Heinrich, the Executive Chairman of ZeroStack, is the Chief Executive Officer of Zero Gravity Labs Inc. For additional details on the securities beneficially owned by Zero Gravity Labs Inc., please see footnote #2 above.

(5) Dany Vaiman, the Chief Financial Officer of ZeroStack, has voting and investment power with respect to 506,393 Shares, consisting of (i) 4,381 Shares, (ii) 16,408 shares underlying stock appreciation rights that have vested and are exercisable as of May 20, 2026 and (iii) 485,604 Shares issuable upon exercise of the December Option Grants and May Option Grants, held directly by, and registered in the name of Dany Vaiman. Dany Vaiman does not beneficially own any other Shares or convertible securities. Dany Vaiman disclaims beneficial ownership of such shares except to the extent of its pecuniary interest, if any, in such shares. The principal address of Dany Vaiman is 2626 Cole Avenue, Suite 300, Dallas, Texas, United States 75204.

(6) Puple AI Inc. has voting and investment power with respect to 1,750,000 Shares, consisting of 1,750,000 Shares held directly by, and registered in the name of Puple AI Inc. The Shares shown to be beneficially owned before this offering does not include the 18,099,147 Pre-Funded Warrants issued in the August 2026 Private Placement to give effect to a blocker provision in the Pre-funded Warrants under which the holder does not have the right to exercise the Pre-Funded Warrants until stockholder approval is obtained in accordance with applicable Nasdaq listing rules. Puple AI Inc. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest, if any, in such shares. The principal address of Puple AI Inc. is 11F, 403, Bongeunsa-ro, Gangnam-gu, Seoul, Republic of Korea 06097.

(7) Blockcat PTE. LTD. has voting and investment power with respect to 1,750,000 Shares held directly by, and registered in the name of Blockcat PTE. LTD. The Shares shown to be beneficially owned before this offering does not include the 18,099,147 Pre-Funded Warrants issued in the August 2026 Private Placement to give effect to a blocker provision in the Pre-funded Warrants under which the holder does not have the right to exercise the Pre-Funded Warrants until stockholder approval is obtained in accordance with applicable Nasdaq listing rules. Blockcat PTE. LTD. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest, if any, in such shares. The principal address of Blockcat PTE. LTD. is 165B Telok Ayer Street, Singapore 068617.

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales;
  in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Securityholders' selling costs incurred pursuant to any available method provided hereunder for selling securities.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The Company's consolidated financial statements as of and for the fiscal year ended December 31, 2025 included in this prospectus have been audited by Davidson & Company LLP, PCAOB ID: 731 ("Davidson"), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson's headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is www.sec.gov/edgar.

We make available free of charge on or through our website, https://zerostack.ai/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our website, https://zerostack.ai/.

Information contained on or accessible through our website is not incorporated by reference in this prospectus and does not constitute a part hereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering:

  our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026;
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 4, 2026;
  our Quarterly Report on Form 10-Q for the six months ended June 30, 2026 filed with the SEC on July 31, 2026;
  Our Form S-4 Registration Statement (File No. 333-296686), as amended and supplemented, including our Final Proxy Statement/Prospectus filed pursuant to Rule 424(b)(3) with the SEC on June 17, 2026;
  our Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 29, 2026, March 31, 2026, May 6, 2026, July 20, 2026, July 23, 2026, August 18, 2026 and August 19, 2026.
  The description of the shares of Common Stock contained in our Form 8-K12B, as filed with the SEC on August 18, 2026.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 2626 Cole Ave, Suite 300, Dallas, Texas, United States 75204, Attention: Dany Vaiman, Chief Financial Officer or made by phone at (956)-923-4188. You may also access the documents incorporated by reference in this prospectus through our website at https://zerostack.ai/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

ZEROSTACK CORP.

54,609,992

Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, if any) expected to be incurred by us in connection with the offering of securities registered under this registration statement.

SEC Registration Fee	$14,027.45
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	10,000
Total	$64,027.45

Item 15. Indemnification of Directors and Officers

Under the TBOC, the certificate of formation of a corporation may provide that a director or officer of the corporation is not liable, or is liable only to the extent provided by the certificate of formation, to the corporation or its shareholders for monetary damages for an act or omission by the person in the person's capacity as a director or officer. However, the TBOC does not authorize elimination or limitation of liability to the extent the director or officer is found liable under applicable law for:

  any breach of the director's or officer's duty of loyalty to the corporation or its shareholders;
  any act or omission not in good faith that constitutes a breach of duty of the director or officer to the corporation or that involves intentional misconduct or a knowing violation of law;
  any transaction from which the director or officer receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's duties; or
  an act or omission for which the liability of the director or officer is expressly provided by an applicable statute.

The Registrant's Texas certificate of formation provides that, to the fullest extent permitted by the TBOC from time to time, the Registrant's directors and officers are not liable to the Registrant or its shareholders for monetary damages for an act or omission by any such person in such person's capacity as a director or officer.

The TBOC provides that a corporation must indemnify a director or former director against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a director, or is or was serving as a representative of another enterprise or organization or an employee benefit plan while serving as a director, if the director or former director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. The TBOC also permits corporations to indemnify present or former directors where indemnification is not mandated by the TBOC; however, such permissive indemnification is subject to certain limitations and the director satisfying specified standards of conduct. The TBOC also provides that officers must be indemnified to the same extent as directors are required to be indemnified under the TBOC and that a court may also order indemnification under various circumstances. In addition, the TBOC permits indemnification in certain circumstances in which the Registrant would not otherwise have the power to do so under the provisions of the TBOC or the Registrant's charter or bylaws if that indemnification is approved by the Registrant's shareholders.

The Registrant's Texas certificate of formation provides that, to the fullest extent permitted by the TBOC, the Registrant shall have the power to indemnify any person made or threatened to be made a party to a proceeding by reason of the fact that he or she is or was a director, officer, employee, agent or other representative of the Registrant, any predecessor of the Registrant or any subsidiary or affiliate of the Registrant, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor to the Company.

The Registrant's Texas bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, agent or other representative of another corporation or other enterprise or organization, whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Registrant or in any other capacity while serving as a director or officer of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the TBOC against all expenses, liability and loss reasonably incurred by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Company and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The Registrant's bylaws also provide that the audit committee of the Registrant's board of directors may, but is not required to, cause the Registrant to pay expenses incurred in defending any such proceeding in advance of its final disposition, provided that, if the TBOC requires, expenses shall be advanced only after delivery to the Registrant of (a) a written affirmation of the indemnitee's good faith belief that the indemnitee has met the standard of conduct necessary for indemnification under the TBOC and (b) a written undertaking to repay all amounts so advanced if it is ultimately determined by final judicial determination that such indemnitee has not met the standard necessary for indemnification under the TBOC.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to the Registrant's directors, officers and controlling persons, the Registrant has been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The TBOC permits the Registrant to purchase insurance on behalf of existing or former officers, employees, directors or agents against any liability asserted against and incurred by that person in such capacity, or arising out of that person's status in such capacity. Pursuant to this authority, the Registrant maintains such insurance for the officers, employees, directors and agents of the Registrant and its subsidiaries.

Item 16. Exhibits

Exhibit Number	Description

4.1	Form of Unit Warrant (incorporated by reference to Exhibit 4.5 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form F-1, filed with the SEC on November 16, 2021).

4.2	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 6-K, filed with the SEC on December 13, 2022).

4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 6-K, filed with the SEC on December 13, 2022).

4.4	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 21, 2023).

4.5	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 21, 2023).

4.6	Form of Warrant Amendment (incorporated by reference to Exhibit 10.3 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 21, 2023).

4.7	Form of Promissory Note of ZeroStack Corp.'s (formerly, "Flora Growth Corp."), dated January 30, 2025 (incorporated by reference to Exhibit 10.2 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on February 5, 2025).

4.8	Form of Pre-funded Warrant dated May 2, 2025 (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on May 2, 2025).

4.9	Form of Pre-funded Warrant dated September 19, 2025 (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.10	Form of Common Warrant dated as of September 19, 2025 (incorporated by reference to Exhibit 4.2 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.11	Form of Convertible Note dated as of September 19, 2025 (incorporated by reference to Exhibit 4.3 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.12	Form of Convertible Note dated as of September 22, 2025 (incorporated by reference to Exhibit 4.4 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.13	2022 Incentive Compensation Plan, as amended on June 6, 2023, August 14, 2024, June 30, 2025, December 19, 2025 and July 20, 2026 (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.’s Form 8-K filed with the SEC on July 20, 2026).

4.14	Form of Pre-funded Warrant dated August 19, 2026 (incorporated by reference to Exhibit 10.2 of ZeroStack Corp.'s Form 8-K filed with the SEC on August 19, 2026).

5.1*	Opinion of Dorsey & Whitney LLP.

23.1*	Consent of Davidson & Company LLP, independent registered certified public accounting firm (PCAOB ID# 731).

23.2*	Consent of Dorsey & Whitney LLP (contained in legal opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

__________________

* Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on August 21, 2026.

ZeroStack Corp.

By:	"Daniel Reis-Faria"
Daniel Reis-Faria
Chief Executive Officer (Principal Executive Officer)

By:	"Dany Vaiman"
Dany Vaiman
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Reis-Faria and Dany Vaiman and each of them such person's true and lawful attorney-in-fact and agent, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

"Daniel Reis-Faria"	Chief Executive Officer and Director	August 21, 2026
Daniel Reis-Faria	(Principal Executive Officer)

"Dany Vaiman"	Chief Financial Officer	August 21, 2026
Dany Vaiman	(Principal Financial and Accounting Officer)

"Michael Heinrich"	Executive Chairman and Director	August 21, 2026
Michael Heinrich

"Edward Woo"	Director	August 21, 2026
Edward Woo

"Manfred Leventhal"	Director	August 21, 2026
Manfred Leventhal

"Larry Zeifman"	Director	August 21, 2026
Larry Zeifman